EXHIBIT 99.1

     Reliance Steel & Aluminum Co. Reports 2004 Third Quarter and
                    Year-to-Date Financial Results;
       Best-Ever Quarterly Sales and Record Year-to-Date Results

    LOS ANGELES--(BUSINESS WIRE)--Oct. 21, 2004--Reliance Steel & Aluminum Co. (NYSE:RS) today reported its financial results for the three and nine-months ended September 30, 2004. For the 2004 third quarter, net income was $44.1 million, or $1.35 earnings per diluted share. This compares with net income of $12.4 million, or $.39 earnings per diluted share, for the three-months ended September 30, 2003. Sales for the 2004 third quarter were a quarterly record $783.7 million, an increase of 60% compared with 2003 third quarter sales of $490.6 million. The 2004 third quarter financial results include a pre-tax LIFO expense amount of $32.5 million, or $.60 per diluted share.
    For the nine-months ended September 30, 2004, net income amounted to a record $126.8 million compared with net income of $24.3 million for the same period in 2003. Earnings per diluted share were $3.88 for the nine-months ended September 30, 2004, compared with earnings of $.77 per diluted share for the nine-months ended September 30, 2003. Sales for the 2004 year-to-date period were a record $2.2 billion, an increase of 57%, compared with 2003 nine-month sales of $1.4 billion. The 2004 year-to-date financial results include a pre-tax LIFO expense amount of $92.5 million, or $1.72 per diluted share.
    David H. Hannah, Chief Executive Officer of Reliance, said, "The third quarter's operating results exceeded our range of earnings per diluted share that we previously stated during our second quarter conference call on July 15, 2004. This was the result of stronger than expected revenues from both increased pricing and healthier demand than we had forecast. Overall, the summer slowdown was not as pronounced as in prior years, and the expected softening of carbon steel prices did not occur in the third quarter. Our gross profit margins did contract somewhat during the third quarter compared to the second quarter, as we expected, since our average inventory costs increased more than our average selling prices.
    "We have a very broad product base that gives us added flexibility in the marketplace during volatile pricing environments. Even though we expect pricing to ease slightly in the fourth quarter for carbon steel products that represent about 60% of our revenues, at the same time we also anticipate flat to increased metals pricing for the remaining 40% of our revenues. Customer demand and metals pricing continue to provide a favorable operating environment. All of our businesses are performing well, and we believe there is plenty of room for improvement in demand in many sectors of the industrial economy," said Hannah.
    "We anticipate steady to improving demand for our products during the fourth quarter, with seasonal slowness due to the Holidays. We also expect our gross profit margins to contract very slightly through the fourth quarter. At this time, our best estimate for earnings per diluted share for the 2004 fourth quarter is a range of $.95 to $1.05," Hannah concluded.
    On July 14, 2004, the Company's Board of Directors declared a 17% increase in the regular quarterly cash dividend to $.07 per share of common stock. The 2004 third quarter cash dividend was paid on August 27, 2004 to shareholders of record August 6, 2004. 2004 marks the 44th consecutive year that Reliance has paid quarterly dividends to its shareholders.
    Reliance will host a conference call that will be broadcast live over the Internet (listen-only mode) regarding the third quarter and year-to-date financial results for the period ended September 30, 2004. All interested parties are invited to listen to the web cast on October 21, 2004 at 11:00 a.m. Eastern Time at: http://www.rsac.com/investorinformation or http://www.streetevents.com. Player format: Windows Media. The web cast will remain on the Reliance web site at www.rsac.com through November 21, 2004 and a printed transcript will be posted on the Reliance web site after the completion of the conference call.
    Reliance Steel & Aluminum Co., headquartered in Los Angeles, California, is one of the largest metals service center companies in the United States. Through a network of 105 processing and distribution centers in 30 states and Belgium, France and South Korea, the Company provides value-added metals processing services and distributes a full line of over 90,000 metal products. These products include galvanized, hot-rolled and cold-finished steel; stainless steel; aluminum; brass; copper; titanium; and alloy steel sold to more than 95,000 customers in various industries.
    Reliance Steel & Aluminum Co.'s press releases and additional information are available on the Company's web site at www.rsac.com. The Company was named as one of "America's Most Admired Companies" listed in the diversified wholesalers category in the March 8, 2004 issue of Fortune.
    This release may contain forward-looking statements relating to future financial results. Actual results may differ materially as a result of factors over which Reliance Steel & Aluminum Co. has no control. These risk factors and additional information are included in the Company's reports on file with the Securities and Exchange Commission.


                     RELIANCE STEEL & ALUMINUM CO.
                        SELECTED FINANCIAL DATA
           (In thousands except share and per share amounts)

                            Three Months            Nine Months
                         Ended September 30,     Ended September 30,
                       ----------------------- -----------------------
                          2004        2003        2004        2003
                       ----------- ----------- ----------- -----------
Income Statement Data:
Net sales                $783,670    $490,587  $2,200,215  $1,397,739
Gross profit              214,922     138,962     630,819     377,737
Operating income(1)        83,636      28,513     239,810      57,839
EBITDA(2)                  91,005      39,449     264,021      85,331
EBIT(2)                    79,971      28,326     230,875      59,172
Pre-tax income             72,891      20,364     209,059      40,093
Net income                 44,140      12,353     126,776      24,324
EPS - diluted               $1.35        $.39       $3.88        $.77
Weighted average
 shares outstanding --
 diluted               32,802,503  31,857,794  32,641,089  31,785,626
Gross margin                 27.4%       28.3%       28.7%       27.0%
Operating margin(1)          10.7%        5.8%       10.9%        4.1%
EBITDA margin(2)             11.6%        8.0%       12.0%        6.1%
EBIT margin(2)               10.2%        5.8%       10.5%        4.2%
Pre-tax margin                9.3%        4.2%        9.5%        2.9%
Net margin                    5.6%        2.5%        5.8%        1.7%
Cash dividends per
 share                       $.07        $.06        $.19        $.18


                                       September 30,    December 31,
                                           2004             2003
                                       --------------  ---------------
Balance Sheet Data:
Current assets                              $771,116         $544,586
Working capital                              478,849          341,762
Net fixed assets                             461,828          466,871
Total assets                               1,604,600        1,369,424
Current liabilities                          292,267          202,824
Long-term debt                               478,850          469,250
Shareholders' equity                         777,882          647,619
Capital expenditures                          27,695           20,909
Net debt-to-total capital(3)                    39.1%            43.1%
Return on equity(4)                             21.1%             5.6%
Current ratio                                    2.6              2.7
Book value per share                          $23.88           $20.10
Cash flow from operations per share(4)         $1.17            $3.34

(1) Operating income is calculated as net sales less gross profit, warehouse, delivery, selling, general and administrative expenses and depreciation expense.
(2) See Consolidated Statements of Income for reconciliation of EBIT and EBITDA. EBIT is defined as the sum of income before interest expense and income taxes. EBITDA is defined as the sum of income before interest expense, income taxes, depreciation expense and amortization of intangibles. We believe that EBIT and EBITDA are commonly used as a measure of performance for companies in our industry and are frequently used by analysts, investors, lenders and other interested parties to evaluate a company's financial performance and its ability to incur and service debt. EBIT and EBITDA should not be considered as a measure of financial performance under accounting principles generally accepted in the United States. The items excluded from EBIT and EBITDA are significant components in understanding and assessing financial performance. EBIT or EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing or financing activities, or other financial statement data presented in the consolidated financial statements as an indicator of operating performance or as a measure of liquidity.
(3) Net debt-to-total capital is calculated as total debt (net of cash) divided by shareholders' equity plus total debt (net of cash).
(4) Calculations are based on the latest twelve months.


                     RELIANCE STEEL & ALUMINUM CO.
                      CONSOLIDATED BALANCE SHEETS
                  (In thousands except share amounts)

                                ASSETS

                                                Sept. 30,   Dec. 31,
                                                  2004        2003
                                               ----------- -----------
                                               (Unaudited)

Current assets:
 Cash and cash equivalents                         $2,225      $2,166
 Accounts receivable, less allowance for
  doubtful accounts of $9,525 at September 30,
  2004 and $4,716 at December 31, 2003,
  respectively                                    358,574     221,793
 Inventories                                      376,709     288,080
 Prepaid expenses and other current assets         15,661      14,593
 Deferred income taxes                             17,947      17,954
                                               ----------- -----------
Total current assets                              771,116     544,586
Property, plant and equipment, at cost:
 Land                                              57,148      57,077
 Buildings                                        260,383     256,708
 Machinery and equipment                          365,508     349,933
 Accumulated depreciation                        (221,211)   (196,847)
                                               ----------- -----------
                                                  461,828     466,871

Goodwill                                          341,780     325,305
Other assets                                       29,876      32,662
                                               ----------- -----------
Total assets                                   $1,604,600  $1,369,424
                                               =========== ===========

                 LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
 Accounts payable                                $161,407     $98,438
 Accrued expenses                                  63,567      53,265
 Wages and related accruals                        37,868      22,696
 Deferred income taxes                              6,025       6,025
 Current maturities of long-term debt              23,400      22,400
                                               ----------- -----------
Total current liabilities                         292,267     202,824
Long-term debt                                    478,850     469,250
Deferred income taxes                              40,349      40,349
Minority interest                                  15,252       9,382
Commitments                                            --          --
Shareholders' equity:
 Preferred stock, no par value:
   Authorized shares -- 5,000,000
   None issued or outstanding                          --          --
 Common stock, no par value:
   Authorized shares -- 100,000,000
   Issued and outstanding shares 32,575,292 at
    September 30, 2004 and 32,225,872 at
    December 31, 2003, respectively, stated
    capital                                       311,581     303,587
 Retained earnings                                467,108     344,962
 Accumulated comprehensive loss                      (807)       (930)
                                               ----------- -----------
Total shareholders' equity                        777,882     647,619
                                               ----------- -----------
Total liabilities and shareholders' equity     $1,604,600  $1,369,424
                                               =========== ===========


                     RELIANCE STEEL & ALUMINUM CO.
                   CONSOLIDATED STATEMENTS OF INCOME
           (In thousands except share and per share amounts)

                            Three Months             Nine Months
                         Ended September 30,     Ended September 30,
                       ----------------------- -----------------------
                          2004        2003        2004        2003
                       ----------- ----------- ----------- -----------
Net sales                $783,670    $490,587  $2,200,215  $1,397,739
Other income, net             483         585       2,376       2,289
                       ----------- ----------- ----------- -----------
                          784,153     491,172   2,202,591   1,400,028

Costs and expenses:
 Cost of sales
  (exclusive of
  depreciation and
  amortization shown
  below)                  568,748     351,625   1,569,396   1,020,002
 Warehouse, delivery,
  selling, general and
  administrative          121,047     100,198     360,276     295,228
 Depreciation and
  amortization             11,034      11,123      33,146      26,159
 Interest expense           7,080       7,962      21,816      19,079
                       ----------- ----------- ----------- -----------
                          707,909     470,908   1,984,634   1,360,468
Income before minority
 interest and income
 taxes                     76,244      20,264     217,957      39,560
Minority interest          (3,353)        100      (8,898)        533
                       ----------- ----------- ----------- -----------
Income from continuing
 operations before
 income taxes              72,891      20,364     209,059      40,093
Provision for income
 taxes                     28,751       8,011      82,283      15,769
                       ----------- ----------- ----------- -----------
Net income                $44,140     $12,353    $126,776     $24,324
                       =========== =========== =========== ===========

Earnings per share:
Income from continuing
 operations -- diluted      $1.35        $.39       $3.88        $.77
                       =========== =========== =========== ===========
Weighted average
 shares outstanding
 -- diluted            32,802,503  31,857,794  32,641,089  31,785,626
                       =========== =========== =========== ===========
Income from continuing
 operations -- basic        $1.36        $.39       $3.91        $.77
                       =========== =========== =========== ===========
Weighted average
 shares outstanding
 -- basic              32,545,999  31,815,214  32,428,946  31,779,325
                       =========== =========== =========== ===========
Cash dividends per
 share                       $.07        $.06        $.19        $.18
                       =========== =========== =========== ===========


                  Reconciliation of EBIT and EBITDA

Income from continuing
 operations before
 income taxes             $72,891     $20,364    $209,059     $40,093
Interest expense            7,080       7,962      21,816      19,079
                       ----------- ----------- ----------- -----------
EBIT                      $79,971     $28,326    $230,875     $59,172
                       =========== =========== =========== ===========
Depreciation expense       10,239      10,251      30,733      24,670
Amortization expense          795         872       2,413       1,489
                       ----------- ----------- ----------- -----------
EBITDA                    $91,005     $39,449    $264,021     $85,331
                       =========== =========== =========== ===========


                     RELIANCE STEEL & ALUMINUM CO.
                 CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (In thousands)

                                               Nine Months Ended
                                                 September 30,
                                          ----------------------------
                                              2004          2003
                                          ------------- --------------
Operating activities:
Net income                                    $126,776        $24,324
Adjustments to reconcile net income to
 net cash provided by operating
 activities:
 Depreciation and amortization                  33,146         26,159
 Deferred taxes                                     --           (165)
 Gain on sales of machinery and equipment         (585)          (764)
 Minority interest                               8,898           (533)
 Changes in operating assets and
  liabilities:
   Accounts receivable                        (136,781)       (23,316)
   Inventories                                 (88,629)        15,561
   Prepaid expenses and other assets            (1,630)        (2,542)
   Accounts payable and accrued expenses        89,975         60,754
                                          ------------- --------------
Net cash provided by operating activities       31,170         99,478

Investing activities:
Purchases of property, plant and
 equipment, net                                (27,695)       (13,433)
Proceeds from sales of property and
 equipment                                       2,590          2,896
Acquisitions of metals service centers
 and net asset purchases of metals
 service centers, net of cash acquired
 and debt assumed                                   --       (245,850)
Purchase of minority interest in foreign
 subsidiary                                       (473)            --
Tax reimbursements made related to prior
 acquisition                                   (16,475)            --
                                          ------------- --------------
Net cash used in investing activities          (42,053)      (256,387)

Financing activities:
Proceeds from borrowings                       193,000        262,195
Principal payments on long-term debt and
 short-term borrowings                        (182,400)      (100,545)
Payments to minority shareholders               (1,709)          (378)
Dividends paid                                  (6,162)        (5,719)
Exercise of stock options                        7,758          2,457
Issuance of common stock                           236            218
                                          ------------- --------------
Net cash provided by financing activities       10,723        158,228
Effect of exchange rate changes on cash            219            559
                                          ------------- --------------

Increase in cash and cash equivalents               59          1,878

Cash and cash equivalents at beginning of
 period                                          2,166          9,305
                                          ------------- --------------

Cash and cash equivalents at end of
 period                                         $2,225        $11,183
                                          ============= ==============

Supplemental cash flow information:
Interest paid during the period                $19,001        $12,511
Income taxes paid during the period            $69,120         $4,014

    CONTACT: Reliance Steel & Aluminum Co.
             Investor Relations
             Kim P. Feazle
             (713) 610-9937
             (213) 576-2428
             kfeazle@rsac.com
             investor@rsac.com